PROSPECTUS SUPPLEMENT

                                                Filed pursuant to Rule 424(b)(5)
                                                     Registration No. 333-111092

                              TARRANT APPAREL GROUP

                                  COMMON STOCK
                        WARRANTS TO PURCHASE COMMON STOCK
                 COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS

         We are offering 1,200,000 shares of our common stock at a fixed price of $3.35 per share through this prospectus supplement and the accompanying prospectus to certain institutional investors. The gross proceeds from the sale of these 1,200,000 shares are $4,020,000. After payment of placement agent fees of 7% of the gross proceeds to Sanders Morris Harris Inc. for its services as placement agent, we would receive proceeds from the sale of these shares as follows:

                                                            PER
                                                           SHARE         TOTAL
                                                        ----------    ----------
Offering Price .................................        $    3.350    $4,020,000
Placement Agent Fees ...........................        $     .235    $  282,000
Proceeds to Tarrant Apparel Group
   (before expenses) ...........................        $    3.115    $3,738,000

         We are also offering Sanders Morris Harris Inc. a warrant to purchase 30,000 shares of our common stock through this prospectus supplement and the accompanying prospectus. The warrant being offered to Sanders Morris Harris Inc. has an exercise price of $3.35 per share and expires on January 23, 2009. We are issuing this warrant to Sanders Morris Harris Inc. as partial consideration for its services as placement agent.

         You should read this prospectus supplement and the accompanying prospectus carefully before you invest in our securities.

         Our common stock is traded on the NASDAQ National Market System under the symbol "TAGS." On January 22, 2004, the last reported sale price of the common stock on the NASDAQ National Market System was $3.29 per share.

         INVESTING  IN  OUR  SECURITIES   INVOLVES  RISKS.  SEE  "RISK  FACTORS"
BEGINNING ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS TO READ ABOUT THE RISKS YOU SHOULD CONSIDER CAREFULLY BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                          [SANDERS MORRIS HARRIS LOGO]

                The date of this prospectus is January 23, 2004.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT                         PAGE

ABOUT THIS PROSPECTUS SUPPLEMENT.............................................S-3
TARRANT APPAREL GROUP........................................................S-3
THE OFFERING ................................................................S-4
RISK FACTORS.................................................................S-6
FORWARD-LOOKING STATEMENTS...................................................S-6
USE OF PROCEEDS..............................................................S-6
DESCRIPTION OF THE WARRANT...................................................S-7
PLAN OF DISTRIBUTION.........................................................S-9
WHERE YOU CAN FIND MORE INFORMATION.........................................S-11
LEGAL MATTERS...............................................................S-12
EXPERTS.....................................................................S-12

                                   PROSPECTUS

ABOUT THIS PROSPECTUS..........................................................3
TARRANT APPAREL GROUP..........................................................3
RISK FACTORS...................................................................4
FORWARD-LOOKING STATEMENTS....................................................10
USE OF PROCEEDS...............................................................10
DILUTION......................................................................10
DESCRIPTION OF THE COMMON STOCK AND PREFERRED STOCK WE MAY OFFER..............11
DESCRIPTION OF THE WARRANTS WE MAY OFFER......................................15
PLAN OF DISTRIBUTION..........................................................16
WHERE YOU CAN FIND MORE INFORMATION...........................................17
LEGAL MATTERS.................................................................18
EXPERTS.......................................................................18

         YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN ITS DATE,
REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR ANY SALE OF COMMON STOCK OR ISSUANCE OF WARRANTS.

         This prospectus supplement and the accompanying prospectus are offers to sell and solicitations of offers to buy the securities offered by this prospectus supplement only in jurisdictions where the offers or sales are permitted.

         In this prospectus supplement, "Tarrant Apparel Group," "we," "us" and "our" refer to Tarrant Apparel Group and do not refer to the placement agent in connection with this offering.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

         This prospectus supplement and the accompanying prospectus are part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell common stock, preferred stock and warrants for equity securities from time to time in one or more offerings up to an aggregate initial public offering price of $20,000,000. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock and warrants being offered, the risks of investing in our securities and the placement agent arrangements. The accompanying prospectus provides general information about us, some of which, such as the section entitled "Plan of Distribution," may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information filed with the SEC prior to the date of this prospectus supplement and incorporated herein by reference, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about Tarrant Apparel Group described in this prospectus supplement in the section entitled "Where You Can Find More Information."


                              TARRANT APPAREL GROUP

         Tarrant Apparel Group is a leading provider of apparel, serving specialty retailers, mass merchandisers and department store chains and major international brands located primarily in the United States by designing, merchandising, contracting for the manufacture of, and selling primarily casual, moderately-priced apparel for women, men and children. Our major customers include specialty retailers, such as Express, a division of The Limited, as well as Lane Bryant, Lerner New York, Wet Seal, Federated Department Stores, J.C. Penney, K-Mart, Kohl's, Mervyns, Sears and Wal-Mart. Our products are manufactured in a variety of woven and knit fabrications and include jeans wear, casual pants, t-shirts, shorts, blouses, shirts and other tops, dresses and jackets.

         We were incorporated in California in September 1988. Our executive offices are located at 3151 East Washington Boulevard, Los Angeles, California 90023, and our telephone number is (323) 780-8250. Information on our website, www.tags.com, does not constitute part of this prospectus.

                                  THE OFFERING

         The following summary highlights selected information about the terms of our common stock, the warrants and the common stock issuable upon exercise of the warrants. For a more detailed description of our common stock, see
"Description of the Common Stock and Preferred Stock We May Offer" and "Description of the Warrants We May Offer" in the accompanying prospectus, and "Description of the Warrant" in this prospectus supplement.

Issuer                                Tarrant Apparel Group

Common stock offered by us            1,200,000 shares

Warrant offered to Sanders            The  warrant   being  offered  to  Sanders
Morris Harris Inc.                    Morris    Harris   Inc.    is    initially
                                      exercisable  for an  aggregate  of  30,000
                                      shares of our  common  stock,  subject  to
                                      adjustment   as   described   below  under
                                      "Adjustment of warrant."


Expiration of warrant                 The  warrant   being  offered  to  Sanders
                                      Morris Harris Inc. is scheduled to expire at 5:00 p.m. Los Angeles time on January
                                      23, 2009.

Exercise of  warrant                  The  warrant   being  offered  to  Sanders
                                      Morris    Harris   Inc.    is    initially
                                      exercisable  at an exercise price of $3.35
                                      per  share,   subject  to   adjustment  as
                                      described   below  under   "Adjustment  of
                                      warrants."

Adjustment of warrant                 The  number of shares of common  stock for
                                      which,  and the  price per share at which,
                                      the  warrant   being  offered  to  Sanders
                                      Morris  Harris  Inc.  is  exercisable  are
                                      subject to adjustment in case we (1) pay a
                                      dividend  in shares of common  stock,  (2)
                                      subdivide our outstanding shares of common
                                      stock into a greater number of shares, (3)
                                      combine our outstanding  common stock into
                                      a  smaller  number  of  shares  of  common
                                      stock,  or (4) issue any  shares of common
                                      stock in a reclassification  of our common
                                      stock,  in each case as  described  in the
                                      Common  Stock   Purchase   Warrant  to  be
                                      entered into between us and Sanders Morris
                                      Harris Inc.

Transfer of  warrant                  The  warrant   being  offered  to  Sanders
                                      Morris   Harris   Inc.   will  be   freely
                                      transferable   (subject  to  the  one-year
                                      transfer   restrictions   imposed  by  the
                                      National    Association    of   Securities
                                      Dealers,   Inc.).   See   "Description  of
                                      Warrant--Transferability."

Listing of common stock               Our  common  stock is listed on the NASDAQ
and warrant                           National  Market  System  under the symbol
                                      "TAGS."  The  warrant   being  offered  to
                                      Sanders Morris Harris Inc. is not listed on NASDAQ or any other securities exchange and we do not intend to arrange for any exchange or quotation system or automated quotation system to list or quote the warrant.

Common stock to be outstanding        28,814,763  shares,   including  1,200,000
after this offering*                  shares being purchased  immediately by the
                                      institutional investors, but excluding the
                                      30,000 shares underlying the warrant to be offered to Sanders Morris Harris Inc.

Dividend policy                       We have not paid any cash dividends on our
                                      common  stock  in  the  past  and  do  not
                                      anticipate  paying any cash  dividends  on
                                      our  common   stock  in  the   foreseeable
                                      future.

Use of  proceeds                      We intend to use the net proceeds from the
                                      sale of common stock in this  offering for
                                      working    capital   and   other   general
                                      corporate purposes.

                                      There can be no assurance that the warrant being offered to Sanders Morris Harris Inc. will be exercised before it expires or that we will receive any proceeds from the offering of the warrant. Even if the warrant is exercised, we cannot predict when such exercise will occur and when any proceeds will be received.

----------------

* The number of shares of common stock to be outstanding after this offering is based on 27,614,763 shares outstanding on the date of this prospectus supplement, and does not include:

         o an aggregate of 9,880,069 shares of common stock issuable upon exercise of options and warrants (including the warrant to be offered to Sanders Morris Harris Inc.) outstanding as of the date of this prospectus supplement, at weighted average exercise prices of $6.88 per share; and

         o 1,531,663 shares available for grant as of the date of this prospectus supplement under our stock option plans.

                                  RISK FACTORS

         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR SECURITIES. ALSO CONSIDER CAREFULLY THE STATEMENTS UNDER "FORWARD-LOOKING STATEMENTS." IF ANY OF THE RISKS DESCRIBED IN THE ACCOMPANYING PROSPECTUS OR OTHER INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY MATERIALLY SUFFER. IF THIS OCCURS, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR SECURITIES.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus contain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Exchange Act of 1934, both as amended. These forward-looking statements are subject to various risks and uncertainties. The forward-looking statements include, without limitation, statements regarding our future business plans and strategies and our future financial position or results of operations, as well as other statements that are not historical. You can find many of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "plans" and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the actual results to differ materially from those expressed or implied. These include, but are not limited to, economic conditions. Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus supplement and the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus contain, for the reasons, among others, described in the Risk Factors section of this prospectus supplement beginning on page S-6. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We estimate that the net proceeds to us from the sale of shares in this offering will be approximately $3,688,000, after deducting placement agent fees of $282,000 and estimated expenses of $50,000. There can be no assurance that the warrant offered to Sanders Morris Harris Inc. will be exercised before it expires or that we will receive any proceeds from the offering of the warrant. Even if the warrant is exercised, we cannot predict when such exercise will occur and when any proceeds will be received.

         We intend to use any net proceeds from the sale of securities offered by this prospectus supplement and the accompanying prospectus for working capital and other general corporate purposes. Pending any of these uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing instruments or other investment-grade securities. We will retain broad discretion in allocating the net proceeds of this offering.

                           DESCRIPTION OF THE WARRANT

GENERAL

         The terms of the warrant will be set forth in a Common Stock Purchase Warrant between us and Sanders Morris Harris Inc. The description of the terms of the warrant below is qualified in all respects by reference to the terms of the Common Stock Purchase Warrant, which is being incorporated by reference in this prospectus supplement. A warrant does not entitle the holder to any rights as a shareholder of Tarrant Apparel Group or to receive any dividends paid on the common stock.

WARRANT OFFERED TO SANDERS MORRIS HARRIS INC.

         The warrant offered to Sanders Morris Harris Inc. is initially exercisable for up to an aggregate of 30,000 shares of common stock (one share for every 40 shares sold in this offering) at an exercise price of $3.35 per share of common stock, subject to adjustment as described below under "Adjustments." The warrant provides that the exercise price may be paid by wire transfer or cashier's check. The warrant also may be exercised on a cashless basis.

FRACTIONAL SHARES

         No fractional shares of common stock will be issued in connection with the exercise of the warrant. As to any fractional share to which the holder of the warrant would otherwise be entitled, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

EXPIRATION

         The warrant will expire at 5:00 p.m. Los Angeles time on January 23, 2009.

ADJUSTMENTS

         The number of shares of common stock for which, and the price per share at which, the warrant is exercisable are subject to adjustment in case we (1) pay a dividend in shares of common stock, (2) subdivide our outstanding shares of common stock into a greater number of shares, (3) combine our outstanding common stock into a smaller number of shares of common stock, or (4) issue any shares of common stock in a reclassification of our common stock, in each case as provided in the Common Stock Purchase Warrant.

TRANSFERABILITY

         The warrant will be freely transferable by Sanders Morris Harris Inc. upon surrender of the warrant at our principal executive offices, together with a written assignment in the form attached thereto and any funds necessary to pay any transfer taxes payable upon the transfer; PROVIDED, HOWEVER, for a period of one-year following the date of issuance, the warrant to be offered to Sanders Morris Harris Inc., and any shares of common stock issued upon exercise of the warrant, will be subject to transfer restrictions imposed by the regulations of the National Association of Securities Dealers, Inc. ("NASD"), and the warrant will contain a restrictive legend to this effect. The NASD restrictions generally prohibit the transfer of the warrant, and of any shares of common stock issued upon exercise of the warrant, other than to bona fide officers and partners of Sanders Morris Harris Inc.

LISTING

         The warrant will not be listed on the NASDAQ National Market System or any other securities exchange or automated quotation system and we do not intend to arrange for any exchange or quotation system to list or quote the warrant.

RESERVATION OF SHARES

         We have authorized and reserved for issuance a number of shares of common stock as are issuable upon the exercise of the warrant. The common stock issued upon exercise of the warrant, when paid for and issued, will be duly and validly issued, fully paid and non-assessable.

                              PLAN OF DISTRIBUTION

PLACEMENT AGENT AGREEMENT

         Pursuant to a placement agent agreement dated January 23, 2004, we engaged Sanders Morris Harris Inc., or "SMH," to act as our non-exclusive placement agent in connection with the offering described in this prospectus supplement, which is being conducted under our shelf registration statement, of which this prospectus supplement is a part. SMH is a registered broker dealer and NASD member firm with its principal office located at 600 Travis, Suite 3100, Houston, Texas 77002. Under the terms of the placement agent agreement, SMH has agreed to use its best efforts in connection with the issuance and sale by us of the shares in this offering. The placement agent agreement does not give rise to any commitment by SMH to purchase any securities, and SMH will have no authority to bind us by virtue of the placement agent agreement. Under the placement agent agreement, the obligations of SMH are subject to normal and customary closing conditions. We have agreed to indemnify SMH against certain liabilities arising in connection with the engagement, including liabilities under federal securities laws, or to contribute to payments SMH may be required to make because of these liabilities.

         SMH has performed investment banking and financial advisory services and participated in the private placement of equity securities for us for which they have received customary fees and reimbursement of their out-of-pocket expenses. SMH may, from time to time, in the future engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

THE OFFERING

         In this transaction, we are directly selling to certain institutional investors, 1,200,000 shares of our common stock at a fixed price of $3.35 per share.

         The shares of common stock sold in this offering will be quoted on the Nasdaq National Market.

         It is possible that not all of the shares of our common stock offered pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced.

         In connection with the offering, SMH may engage in transactions that stabilize, maintain, or otherwise affect the market price of our common stock. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The placement agent is not required to engage in these activities and, if commenced, may end any of these activities at any time. In connection with this offering, SMH may distribute prospectuses electronically.

COMMISSIONS, FEES AND EXPENSES OF THE OFFERING

         We have agreed to pay SMH a placement fee of 7% of the gross proceeds of this offering. We will also issue to SMH as partial consideration for its services as placement agent a warrant to purchase 30,000 shares (one share of common stock for every 40 shares sold in this offering) of our common stock at an exercise price of $3.35 per share, payable in cash. The warrant also may be exercised on a cashless basis. The warrant will have a term of five years. The warrant will be freely transferable by SMH; provided, however, the warrant and any shares of common stock issued upon exercise of the warrant, may not be sold, transferred, assigned, or hypothecated for a period of one year from the date of issuance except to officers or partners (not directors) of SMH. See "Description of Warrant--Transferability."

         We have also agreed to reimburse SMH for up to $30,000 of reasonable out-of-pocket expenses incurred in connection with this offering, subject to the limitation on the amount of reimburseable expenses set forth below.

         The following table shows the placement agent fee (excluding the warrant to be offered to SMH) to be paid by us in connection with this offering, per share of common stock and in total:

                                                       PER SHARE          TOTAL
                                                       ---------        --------
Placement Agent Fee .......................            $    .235        $282,000

         We estimate that the total expenses of the offering, excluding placement agent fees, will be $50,000. This estimate includes expenses related to the filing of this prospectus supplement, printing costs, transfer agent fees, and our legal and accounting fees and costs.

         The maximum commission or discount (including reimbursable expenses and the value of any warrant received by the member or broker-dealer) to be received by any NASD member or independent broker-dealer in connection with any offering of securities under this prospectus supplement will not exceed 8.0% of the gross proceeds of the offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. We refer you to the registration statement and the exhibits and schedules thereto for further information with respect to us and our common stock. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus supplement, and any information that we file later with the SEC will automatically update and supersede this information.

         The documents we incorporate by reference are:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-26430);

         2. Our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2002, as filed on May 15, 2003 (File No. 000-26430)

         3. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 000-26430);

         4. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26430);

         5. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 000-26430);

         6. Our Current Report on Form 8-K as filed on April 4, 2003 (File No. 000-26430);

         7. Our Current Report on Form 8-K as filed on May 16, 2003 (File No. 000-26430);

         8. Our Current Report on Form 8-K as filed on July 10, 2003 (File No. 000-26430);

         9. Our Current Report on Form 8-K as filed on August 18, 2003 (File No. 000-26430);

         10. Our Current Report on Form 8-K as filed on October 27, 2003 (File No. 000-26430);

         11. Our Current Report on Form 8-K as filed on November 14, 2003 (File No. 000-26430);

         12. Our Current Report on Form 8-K as filed on November 21, 2003 (File No. 000-26430);

         13. Our Current Report on Form 8-K as filed on December 10, 2003 (File No. 000-26006);

         14. Our Current Report on Form 8-K/A as filed on December 12, 2003 (File No. 000-26006);

         15. The description of the Common Stock of the Registrant contained in the Registrant's Registration Statements on Form 8-A as filed on May 4, 1995 (File No. 000-26006) and November 21, 2003 (File No. 000-26006), including any amendment or report filed for the purpose of updating such description; and

         16. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2002, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement.

         You may request a copy of these filings, at no cost, by writing or calling us at Tarrant Apparel Group, 3151 East Washington Boulevard, Los Angeles, California 90023, telephone number (323) 780-8250, Attention: Patrick Chow.

         You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.


                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Encino, California, has rendered to Tarrant Apparel Group a legal opinion as to the validity of the common stock and warrants offered pursuant to this prospectus supplement. Certain legal matters with respect to the legality of the common stock being offered will be passed upon for the placement agent by Thompson & Knight, LLP, Houston, Texas.


                                     EXPERTS

         The consolidated financial statements of Tarrant Apparel Group appearing in Tarrant Apparel Group's Annual Report (Form 10-K) for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS                        $20,000,000

                              TARRANT APPAREL GROUP

                                  COMMON STOCK
                                 PREFERRED STOCK
                                    WARRANTS

                                   ----------

         This prospectus relates to common stock, preferred stock and warrants for equity securities which we may sell from time to time in one or more offerings up to an aggregate initial public offering price of $20,000,000. We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

         We currently have an effective registration statement on Form S-3 (File No. 333-110090) relating to the offer and sale of up to 11,423,052 shares of our common stock by the selling shareholders named in the prospectus included in that registration statement. The offer and sale by Tarrant of the securities described in this prospectus and any prospectus supplement is not related to the offer and sale by the selling shareholders of their shares of our common stock.

         Our common stock is traded on the NASDAQ National Market System under the symbol "TAGS." On December 10, 2003, the last reported sale price of the common stock on the NASDAQ National Market System was $3.90 per share.

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT THE RISKS YOU SHOULD CONSIDER CAREFULLY BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

                The date of this prospectus is December 23, 2003.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ABOUT THIS PROSPECTUS..........................................................3

TARRANT APPAREL GROUP..........................................................3

RISK FACTORS...................................................................4

FORWARD-LOOKING STATEMENTS....................................................10

USE OF PROCEEDS...............................................................10

DILUTION......................................................................11

DESCRIPTION OF THE COMMON STOCK AND PREFERRED STOCK WE MAY OFFER..............11

DESCRIPTION OF THE WARRANTS WE MAY OFFER......................................15

PLAN OF DISTRIBUTION..........................................................16

WHERE YOU CAN FIND MORE INFORMATION...........................................17

LEGAL MATTERS.................................................................18

EXPERTS.......................................................................18

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell common stock, preferred stock and warrants for equity securities from time to time in one or more offerings up to an aggregate initial public offering price of $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                              TARRANT APPAREL GROUP

         Tarrant Apparel Group is a leading provider of apparel, serving specialty retailers, mass merchandisers and department store chains and major international brands located primarily in the United States by designing, merchandising, contracting for the manufacture of, and selling primarily casual, moderately-priced apparel for women, men and children. Our major customers include specialty retailers, such as Express, a division of The Limited, as well as Lane Bryant, Lerner New York, Wet Seal, Federated Department Stores, J.C. Penney, K-Mart, Kohl's, Mervyns, Sears and Wal-Mart. Our products are manufactured in a variety of woven and knit fabrications and include jeans wear, casual pants, t-shirts, shorts, blouses, shirts and other tops, dresses and jackets.

         We were incorporated in California in September 1988. Our executive offices are located at 3151 East Washington Boulevard, Los Angeles, California 90023, and our telephone number is (323) 780-8250. Information on our website, www.tags.com, does not constitute part of this prospectus.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR SECURITIES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE THE MATERIAL ONES FACING OUR COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IF THIS OCCURS, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR SECURITIES.

RISKS ASSOCIATED WITH THIS OFFERING
-----------------------------------

INSIDERS OWN A SIGNIFICANT PORTION OF OUR COMMON STOCK, WHICH COULD LIMIT OUR SHAREHOLDERS' ABILITY TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS.

         As of December 10, 2003, our executive officers and directors and their affiliates owned approximately 30.2% of the outstanding shares of our common stock. Gerard Guez, our Chief Executive Officer and Chairman, and Todd Kay, our President and Vice Chairman, alone own approximately 20.4% and 9.4%, respectively, of the outstanding shares of our common stock at December 10, 2003. Accordingly, our executive officers and directors have the ability to affect the outcome of, or exert considerable influence over, all matters requiring shareholder approval, including the election and removal of directors and any change in control. This concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our shareholders from realizing a premium over the market prices for their shares of common stock.

WE HAVE ADOPTED A NUMBER OF ANTI-TAKEOVER MEASURES THAT MAY DEPRESS THE PRICE OF OUR COMMON STOCK.

         Our shareholders rights plan, our ability to issue additional shares of preferred stock and some provisions of our articles of incorporation and bylaws could make it more difficult for a third party to make an unsolicited takeover attempt of us. These anti-takeover measures may depress the price of our common stock by making it more difficult for third parties to acquire us by offering to purchase shares of our stock at a premium to its market price.

OUR STOCK PRICE HAS BEEN VOLATILE.

         Our common stock is quoted on the NASDAQ National Market System, and there can be substantial volatility in the market price of our common stock. The market price of our common stock has been, and is likely to continue to be, subject to significant fluctuations due to a variety of factors, including quarterly variations in operating results, operating results which vary from the expectations of securities analysts and investors, changes in financial estimates, changes in market valuations of competitors, announcements by us or our competitors of a material nature, loss of one or more customers, additions or departures of key personnel, future sales of common stock and stock market price and volume fluctuations. In addition, general political and economic conditions such as a recession, or interest rate or currency rate fluctuations may adversely affect the market price of our common stock.

         In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price of our common stock. Often, price fluctuations are unrelated to operating performance of the specific companies whose stock is affected. In the past, following periods of volatility in the market price of a company's stock, securities class action litigation has occurred against the issuing company. If we were subject to this type of litigation in the future, we could incur substantial costs and a diversion of our management's attention and resources, each of which could have a material adverse effect on our revenue and earnings. Any adverse determination in this type of litigation could also subject us to significant liabilities.

ABSENCE OF DIVIDENDS COULD REDUCE OUR ATTRACTIVENESS TO YOU.

         Some investors favor companies that pay dividends, particularly in general downturns in the stock market. We have not declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth, and we do not currently anticipate paying cash dividends on our common stock in the foreseeable future. Additionally, we cannot pay dividends on our common stock unless the terms of our bank credit facilities and outstanding preferred stock, if any, permit the payment of dividends on our common stock. Because we may not pay dividends, your return on this investment likely depends on your selling our stock at a profit.

RISKS RELATED TO OUR BUSINESS
-----------------------------

WE DEPEND ON A GROUP OF KEY CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR SALES. A SIGNIFICANT ADVERSE CHANGE IN A CUSTOMER RELATIONSHIP OR IN A CUSTOMER'S FINANCIAL POSITION COULD HARM OUR BUSINESS AND FINANCIAL CONDITION.

         Express (a division of The Limited) accounted for approximately 13.5% and 10.2% of our net sales for the first nine months of 2003 and 2002, respectively. Lane Bryant accounted for 12.2% and 20% of our net sales for the first nine months of 2003 and 2002, respectively. Lerner New York accounted for 7.2% and 10.7% of our net sales for the first nine months of 2003 and 2002, respectively. We believe that consolidation in the retail industry has centralized purchasing decisions and given customers greater leverage over suppliers like us, and we expect this trend to continue. If this consolidation continues, our net sales and results of operations may be increasingly sensitive to deterioration in the financial condition of, or other adverse developments with, one or more of our customers.

         While we have long-standing customer relationships, we do not have long-term contracts with any of them, including Express. Purchases generally occur on an order-by-order basis, and relationships exist as long as there is a perceived benefit to both parties. A decision by a major customer, whether motivated by competitive considerations, financial difficulties, and economic conditions or otherwise, to decrease its purchases from us or to change its manner of doing business with us, could adversely affect our business and financial condition. In addition, during recent years, various retailers, including some of our customers, have experienced significant changes and difficulties, including consolidation of ownership, increased centralization of purchasing decisions, restructurings, bankruptcies and liquidations.

         These and other financial problems of some of our retailers, as well as general weakness in the retail environment, increase the risk of extending credit to these retailers. A significant adverse change in a customer relationship or in a customer's financial position could cause us to limit or discontinue business with that customer, require us to assume more credit risk relating to that customer's receivables, limit our ability to collect amounts related to previous purchases by that customer, or result in required prepayment of our receivables securitization arrangements, all of which could harm our business and financial condition.

FAILURE TO MANAGE OUR GROWTH AND EXPANSION COULD IMPAIR OUR BUSINESS.

         Since our inception, we have experienced periods of rapid growth. No assurance can be given that we will be successful in maintaining or increasing our sales in the future. Any future growth in sales will require additional working capital and may place a significant strain on our management, management information systems, inventory management, production capability, distribution facilities and receivables management. Any disruption in our order processing, sourcing or distribution systems could cause orders to be shipped late, and under industry practices, retailers generally can cancel orders or refuse to accept goods due to late shipment. Such cancellations and returns would result in a reduction in revenue, increased administrative and shipping costs and a further burden on our distribution facilities.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

         We have experienced, and expect to continue to experience, substantial variations in our net sales and operating results from quarter to quarter. We believe that the factors which influence this variability of quarterly results include the timing of our introduction of new product lines, the level of consumer acceptance of each new product line, general economic and industry conditions that affect consumer spending and retailer purchasing, the availability of manufacturing capacity, the seasonality of the markets in which we participate, the timing of trade shows, the product mix of customer orders, the timing of the placement or cancellation of customer orders, the weather, transportation delays, quotas, the occurrence of charge backs in excess of reserves and the timing of expenditures in anticipation of increased sales and actions of competitors. Due to fluctuations in our revenue and operating expenses, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our stock price could fluctuate significantly or decline.

INCREASES IN THE PRICE OF RAW MATERIALS OR THEIR REDUCED AVAILABILITY COULD INCREASE OUR COST OF SALES AND DECREASE OUR PROFITABILITY.

         The principal raw material used in our apparel is cotton. The price and availability of cotton may fluctuate significantly, depending on a variety of factors, including crop yields, weather, supply conditions, government regulation, economic climate and other unpredictable factors. Any raw material price increases could increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. Moreover, any decrease in the availability of cotton could impair our ability to meet our production requirements in a timely manner.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON OUR ABILITY TO OFFER INNOVATIVE AND UPGRADED PRODUCTS.

         The apparel industry is characterized by constant product innovation due to changing consumer preferences, and by the rapid replication of new products by competitors. As a result, our success depends in large part on our ability to continuously develop, market and deliver innovative products at a pace and intensity competitive with other manufacturers in our segments. In addition, we must create products that appeal to multiple consumer segments at a range of price points. Any failure on our part to regularly develop innovative products and update core products could:

         o limit our ability to differentiate, segment and price our products;

         o        adversely  affect  retail  and  consumer   acceptance  of  our
                  products; and

         o        limit sales growth.

         The increasing importance of product innovation in apparel requires us to strengthen our internal research and commercialization capabilities, to rely on successful commercial relationships with third parties such as fiber, fabric and finishing providers and to compete and negotiate effectively for new technologies and product components.

THE FINANCIAL CONDITION OF OUR CUSTOMERS COULD AFFECT OUR RESULTS OF OPERATIONS.

         Certain retailers, including some of our customers, have experienced in the past, and may experience in the future, financial difficulties, which increase the risk of extending credit to such retailers and the risk that financial failure will eliminate a customer entirely. These retailers have attempted to improve their own operating efficiencies by concentrating their purchasing power among a narrowing group of vendors. There can be no assurance that we will remain a preferred vendor for our existing customers. A decrease in business from or loss of a major customer could have a material adverse effect on our results of operations. There can be no assurance that our factor will approve the extension of credit to certain retail customers in the future. If a customer's credit is not approved by the factor, we could assume the collection risk on sales to the customer itself, require that the customer provide a letter of credit, or choose not to make sales to the customer.

THE SUCCESS OF OUR BUSINESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

         We need talented and experienced personnel in a number of areas including our core business activities. Our success is dependent upon strengthening our management depth across our business at a rapid pace. An inability to retain and attract qualified personnel or the loss of any of our current key executives could harm our business. Our ability to attract and retain qualified employees is adversely affected by the Los Angeles location of our corporate headquarters due to the high cost of living in the Los Angeles area.

WE DEPEND ON OUR COMPUTER AND COMMUNICATIONS SYSTEMS.

         As a multi-national corporation, we rely on our computer and communication network to operate efficiently. Any interruption of this service from power loss, telecommunications failure, weather, natural disasters or any similar event could have a material adverse affect on our business and operations. Additionally, hackers and computer viruses have disrupted operations at many major companies. We may be vulnerable to similar acts of sabotage, which could have a material adverse effect on our business and operations.

WE MAY REQUIRE ADDITIONAL CAPITAL IN THE FUTURE.

         We may not be able to fund our future growth or react to competitive pressures if we lack sufficient funds. Currently, we believe we have sufficient cash on hand and cash available through our bank credit facilities, issuance of long-term debt, proceeds from loans from affiliates, and proceeds from the exercise of stock options to fund existing operations for the foreseeable future. However, in the future we may need to raise additional funds through equity or debt financings or collaborative relationships. This additional funding may not be available or, if available, it may not be available on economically reasonable terms. In addition, any additional funding may result in significant dilution to existing shareholders. If adequate funds are not available, we may be required to curtail our operations or obtain funds through collaborative partners that may require us to release material rights to our products.

OUR BUSINESS IS SUBJECT TO RISKS ASSOCIATED WITH IMPORTING PRODUCTS.

         Substantially all of our import operations are subject to tariffs imposed on imported products and quotas imposed by trade agreements. In addition, the countries in which our products are manufactured or imported may from time to time impose additional new quotas, duties, tariffs or other restrictions on our imports or adversely modify existing restrictions. Adverse changes in these import costs and restrictions, or our suppliers' failure to comply with customs or similar laws, could harm our business. We cannot assure that future trade agreements will not provide our competitors with an advantage over us, or increase our costs, either of which could have an adverse effect on our business and financial condition.

         Our operations are also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization. Generally, these trade agreements benefit our business by reducing or eliminating the duties and/or quotas assessed on products manufactured in a particular country. However, trade agreements can also impose requirements that adversely affect our business, such as limiting the countries from which we can purchase raw materials and setting quotas on products that may be imported into the United States from a particular country. In addition, the World Trade Organization may commence a new round of trade negotiations that liberalize textile trade by further eliminating quotas or reducing tariffs. The elimination of quotas on World Trade Organization member countries by 2005 and other effects of these trade agreements could result in increased competition from developing countries, which historically have lower labor costs, including China and Taiwan, both of which recently became members of the World Trade Organization. This potential increase in competition from developing countries is one of the several reasons why we have determined to lease our manufacturing operations in Mexico.

         Our ability to import products in a timely and cost-effective manner may also be affected by problems at ports or issues that otherwise affect transportation and warehousing providers, such as labor disputes. These problems could require us to locate alternative ports or warehousing providers to avoid disruption to our customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

OUR DEPENDENCE ON INDEPENDENT MANUFACTURERS REDUCES OUR ABILITY TO CONTROL THE MANUFACTURING PROCESS, WHICH COULD HARM OUR SALES, REPUTATION AND OVERALL PROFITABILITY.

         We depend on independent contract manufacturers to secure a sufficient supply of raw materials and maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, continuing cost pressure and increased demands for product innovation and speed-to-market. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability. We do not have material long-term contracts with any of our independent contractors and any of these contractors may unilaterally terminate their relationship with us at any time. To the extent we are not able to secure or maintain relationships with independent contractors that are able to fulfill our requirements, our business would be harmed.

         Although we monitor the compliance of our independent contractors with applicable labor laws, we do not control our contractors or their labor practices. The violation of federal, state or foreign labor laws by one of the our contractors could result in our being subject to fines and our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. From time to time, we have been notified by federal, state or foreign authorities that certain of our contractors are the subject of investigations or have been found to have violated applicable labor laws. To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our contractors, or that such sanctions will not have a material adverse effect on our business and results of operations. In addition, certain of our customers, including The Limited, require strict compliance by their apparel manufacturers, including us, with applicable labor laws and visit our facilities often. There can be no assurance that the violation of applicable labor laws by one of our contractors will not have a material adverse effect on our relationship with our customers.

OUR BUSINESS IS SUBJECT TO RISKS OF OPERATING IN A FOREIGN COUNTRY AND TRADE RESTRICTIONS.

         Approximately 97% of our products were imported from outside the U.S. in the third quarter of 2003, and most of our fixed assets are located in Mexico. We are subject to the risks associated with doing business and owning fixed assets in foreign countries, including, but not limited to, transportation delays and interruptions, political instability, expropriation, currency fluctuations and the imposition of tariffs, import and export controls, other non-tariff barriers (including changes in the allocation of quotas) and cultural issues. Any changes in those countries' labor laws and government regulations may have a negative effect on our profitability.

WE CANNOT GUARANTEE THAT OUR FUTURE ACQUISITIONS WILL BE SUCCESSFUL.

         In the future, we may seek to continue our growth through acquisition. We compete for acquisition and expansion opportunities with companies which have significantly greater financial and management resources than us. There can be no assurance that suitable acquisition or investment opportunities will be identified, that any of these transactions can be consummated, or that, if acquired, these new businesses can be integrated successfully and profitably into our operations. These acquisitions and investments may also require a significant allocation of resources, which will reduce our ability to focus on the other portions of our business, including many of the factors listed in the prior risk factor.

RISKS ASSOCIATED WITH OUR INDUSTRY
----------------------------------

OUR SALES ARE HEAVILY INFLUENCED BY GENERAL ECONOMIC CYCLES.

         Apparel is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with cycles in the disposable income of our consumers. Our customers anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. As a result, any substantial deterioration in general economic conditions, increases in interest rates, acts of war, terrorist or political events that diminish consumer spending and confidence in any of the regions in which we compete, could reduce our sales and adversely affect our business and financial condition. This has been underscored by the events of September 11, 2001 and the war in the Middle East.

OUR BUSINESS IS HIGHLY COMPETITIVE AND DEPENDS ON CONSUMER SPENDING PATTERNS.

         The apparel industry is highly competitive. We face a variety of competitive challenges including:

         o anticipating and quickly responding to changing consumer demands;

         o developing innovative, high-quality products in sizes, colors and styles that appeal to consumers of varying age groups and tastes;

         o competitively pricing our products and achieving customer perception of value; and

         o        providing strong and effective marketing support.

WE MUST SUCCESSFULLY GAUGE FASHION TRENDS AND CHANGING CONSUMER PREFERENCES TO SUCCEED.

         Our success is largely dependent upon our ability to gauge the fashion tastes of our customers and to provide merchandise that satisfies retail and customer demand in a timely manner. The apparel business fluctuates according to changes in consumer preferences dictated in part by fashion and season. To the extent, we misjudge the market for our merchandise, our sales may be adversely affected. Our ability to anticipate and effectively respond to changing fashion trends depends in part on our ability to attract and retain key personnel in our design, merchandising and marketing staff. Competition for these personnel is intense, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel in future periods.

OUR BUSINESS IS SUBJECT TO SEASONAL TRENDS.

         Historically, our operating results have been subject to seasonal trends when measured on a quarterly basis. This trend is dependent on numerous factors, including the markets in which we operate, holiday seasons, consumer demand, climate, economic conditions and numerous other factors beyond our control. There can be no assurance that our historic operating patterns will continue in future periods as we cannot influence or forecast many of these factors.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Exchange Act of 1934, both as amended. These forward-looking statements are subject to various risks and uncertainties. The forward-looking statements include, without limitation, statements regarding our future business plans and strategies and our future financial position or results of operations, as well as other statements that are not historical. You can find many of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "plans" and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the actual results to differ materially from those expressed or implied. These include, but are not limited to, economic conditions. Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, described in the Risk Factors section beginning on page 4. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

                                    DILUTION

         Our net tangible book value at September 30, 2003 was $69,750,000, or $3.72 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities divided by the number of outstanding shares of common stock on September 30, 2003. Assuming we issue an aggregate of $20,000,000 of common stock at an assumed public offering price of $3.90 per share (the last reported sale price of the common stock on the NASDAQ National Market on December 10, 2003), and our receipt of the estimated net proceeds from the sale of those shares (after estimated offering expenses of $38,000), our adjusted net tangible book value at September 30, 2003 would have been $89,712,000, or $3.75 per share. This represents an immediate increase in our adjusted net tangible book value of $0.03 per share to existing shareholders and an immediate dilution of $0.15 per share to new investors purchasing common stock in such offering. The following table illustrates this per share dilution:

Assumed public offering price per share (1)...........                  $   3.90
      Net tangible book value per share
      at September 30, 2003...........................    $    3.72
      Increase in net tangible book value
      per share attributable to this offering.........         0.03
                                                          ---------
Net tangible book value per share after this
   offering...........................................                      3.75
                                                                        --------
Dilution in net tangible book value per share
   to new investors...................................                  $   0.15
                                                                        ========

----------
(1) We have assumed an offering price of $3.90 per share based on the last reported sale price of the common stock on the NASDAQ National Market on December 10, 2003. The assumed offering price of the common stock at the time any common stock is offered hereby may differ significantly from the offering price assumed for purposes of this Prospectus.

         The computations in the table above assume no exercise of any outstanding stock options and warrants after September 30, 2003. At September 30, 2003 there were options and warrants outstanding to purchase a total of 8,348,487 shares of common stock at a weighted average exercise price of $7.55 per share. If any of these options are exercised, there will be further dilution to new investors.

         If the securities offered by this prospectus are common stock, if required, a prospectus supplement may include a revised dilution table setting forth any increase in net tangible book value to existing shareholders and any dilution to new investors based on the proposed number of shares of common stock to be offered and the assumed public offering price at the time of such offering.

        DESCRIPTION OF THE COMMON STOCK AND PREFERRED STOCK WE MAY OFFER

         The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our restated articles of incorporation, as amended, and bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, the certificate of determination which will be filed with the Securities and Exchange Commission for each series of preferred stock we may designate, if any. We also refer you to the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on May 4, 1995.

         We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

COMMON STOCK

         Under our restated articles of incorporation, as amended, we may issue up to 100 million (100,000,000) shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Tarrant board of directors out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of Tarrant, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

         The transfer agent and registrar for our common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, CO 80401.

PREFERRED STOCK

         Under our restated articles of incorporation we may issue up to 2 million (2,000,000) shares of preferred stock. The number of authorized shares of preferred stock includes 250,000 shares of Series B Preferred Stock issuable pursuant to the Rights Agreement, as described below under the heading " - Shareholder Rights Plan." No shares of preferred stock or options to purchase preferred stock are currently outstanding. Our board of directors has the authority, without further action by the shareholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. The board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of determination relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

         The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Tarrant without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

         Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

         o        the number of shares in the series of preferred stock;

         o the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

         o the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

         o        the voting rights of that series of preferred stock, if any;

         o        any  conversion   provisions  applicable  to  that  series  of
                  preferred stock;

         o any redemption or sinking fund provisions applicable to that series of preferred stock;

         o the liquidation preference per share of that series of preferred stock, if any; and

         o the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

         We have shares of common stock and preferred stock available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.

         The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

SHAREHOLDER RIGHTS PLAN

         Each outstanding share of our common stock includes, and each share of common stock offered under this prospectus and the accompanying prospectus supplement will include, one preferred stock purchase right (individually a "Right" and collectively the "Rights") as provided under the Rights Agreement, dated November 21, 2003, between us and Computershare Trust Company. Each Right entitles the holder, until the earlier of December 12, 2013 or the redemption of the Rights, to purchase one one-thousandth of a share of our Series B Preferred Stock, no par value (the "Series B Preferred Stock"), at a price (the "Purchase Price") of $25.00 per one one-thousandth of a share (as may be adjusted to reflect stock splits, stock dividends or certain other dilutive events since the issuance of the Rights). The Series B Preferred Stock is nonredeemable and will have 1,000 votes per share (subject to adjustment). We have reserved 250,000 shares of Series B Preferred Stock for issuance upon exercise of the Rights.

         The Rights will become exercisable upon the earliest to occur of (i) the tenth day after the acquisition by a person or group of affiliated or associated persons (other than certain exempt persons or permitted holders, as defined in the Rights Agreement) of beneficial ownership of 15% or more of our outstanding common stock, (ii) the tenth day after the commencement of a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 15% or more of our outstanding common stock, (iii) the tenth day after the date of filing of a registration statement for any such exchange offer under the Securities Act of 1933, and (iv) the tenth day after the date on which our Board declares any person or group of affiliated or associated persons which beneficially owns 10% or more of our outstanding common stock to be an "Adverse Person" (as described in the Rights Agreement).

         Following the date the Rights become exercisable, the Rights would give holders (other than the acquiring shareholder who triggered exercise of the Rights, its affiliates and transferees) the right to purchase from us, for the Purchase Price, that number of one one-thousandth (1/1000th) of a share of Series B Preferred Stock (or, in certain circumstances, Common Stock, cash, property or other securities of ours) having a market value of twice the Purchase Price of the Right. Further, in a merger, consolidation or sale or transfer of 50% or more of the consolidated assets or earning power of Tarrant, each Right will be converted into the right to purchase, for the Purchase Price, that number of shares of common stock of the surviving entity or (in certain circumstances) its parent corporation, which at the time of such transaction will have a market value of twice the Purchase Price of the Right. The Rights Agreement contains an exception for inadvertent acquisitions of more than 15% of our common stock, so long as the holder reduces its ownership below the 15% threshold within five business days following notice from our board of directors.

         Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each one one-thousandth (1/1000th) of a share of Preferred Stock will be entitled to participating dividends per one one-thousandth (1/1000th) of a share equal to dividends which may from time to time be declared on a share of Common Stock. In the event of liquidation, the Preferred Stock holders will be entitled to a preferential liquidation payment. These rights are protected by customary anti-dilution provisions.

         One Right will be issued in respect of each share of our common stock issued before the earlier of December 12, 2013 or the redemption of the Rights. As of the date of this prospectus, the Rights are not exercisable, certificates representing the Rights have not been issued and the Rights automatically trade with shares of our common stock.

         The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Tarrant on terms not approved by our board of directors. The Rights should not interfere with any merger or other business combination approved by the Board prior to the time that holders of the Rights become entitled to exercise their Rights for Series B Preferred Stock (or securities of the surviving entity in a merger with the Company), since until that time the Rights may be redeemed by the Board at $0.001 per Right.

CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS

         Our restated articles of incorporation and bylaws could make the acquisition of Tarrant and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Tarrant to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Tarrant outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. These provisions provide for, among other things:

         o        a classified board of directors;

         o        a prohibition on shareholder action through written consents;

         o a requirement that special meetings of shareholders be called only by our board of directors, the chairman of our board of directors, our chief executive officer, our president, or by the holders of shares entitled to cast not less than 10% of the votes at the meeting;

         o advance notice requirements for shareholder proposals and nominations;

         o limitations on the ability of shareholders to amend, alter or repeal our articles of incorporation or our bylaws; and

         o the authority of our board of directors to issue, without shareholder approval, preferred stock with such terms as the board of directors may determine.

                    DESCRIPTION OF THE WARRANTS WE MAY OFFER

         We may issue warrants, including warrants to purchase common stock, preferred stock, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and the recipient of the warrant or a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

         The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

         o        the title of the warrants;

         o        the aggregate number of the warrants;

         o        the price or prices at which the warrants will be issued;

         o the currencies in which the price or prices of the warrants may be payable;

         o the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

         o the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

         o if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

         o the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

         o the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

         o the minimum or maximum amount of the warrants which may be exercised at any one time;

         o        information with respect to book-entry procedures, if any;

         o        a discussion of any federal income tax considerations; and

         o any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

                              PLAN OF DISTRIBUTION

         We may sell the securities:

         o        through one or more underwriters or dealers,

         o        directly to purchasers, through agents, or

         o        through a combination of any of these methods of sale.

         We may distribute the securities:

         o from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time,

         o        at market prices prevailing at the times of sale,

         o        at prices related to such prevailing market prices, or

         o        at negotiated prices.

         We will describe the method of distribution of the securities in the applicable prospectus supplement.

         Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

         We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

         In connection with the offering of the securities, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

         The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

         Our common stock is listed on the NASDAQ National Market under the symbol "TAGS." Any shares of common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ National Market, subject to official notice of issuance. The preferred stock and any securities other than common stock that we may sell pursuant to this prospectus, and any prospectus supplement, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which we may sell securities may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. We cannot, therefore, give any assurance as to the liquidity of our trading market for any securities that we may sell, other than our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. We refer you to the registration statement and the exhibits and schedules thereto for further information with respect to us and our common stock. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

         The documents we incorporate by reference are:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-26430);

         2. Our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2002, as filed on May 15, 2003 (File No. 000-26430)

         3. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 000-26430);


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


         4. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26430);

         5. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 000-26430);

         6. Our Current Report on Form 8-K as filed on April 4, 2003 (File No. 000-26430);

         7. Our Current Report on Form 8-K as filed on May 16, 2003 (File No. 000-26430);

         8. Our Current Report on Form 8-K as filed on July 10, 2003 (File No. 000-26430);

         9. Our Current Report on Form 8-K as filed on August 18, 2003 (File No. 000-26430);

         10. Our Current Report on Form 8-K as filed on October 27, 2003 (File No. 000-26430);

         11. Our Current Report on Form 8-K as filed on November 14, 2003 (File No. 000-26430);

         12. Our Current Report on Form 8-K as filed on November 21, 2003 (File No. 000-26430);

         13. Our Current Report on Form 8-K as filed on December 10, 2003 (File No. 000-26430);

         14. The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A as filed on May 4, 1995 (File No. 000-26006), including any amendment or report filed for the purpose of updating such description; and

         15. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2002, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement.

         You may request a copy of these filings, at no cost, by writing or calling us at Tarrant Apparel Group, 3151 East Washington Boulevard, Los Angeles, California 90023, telephone number (323) 780-8250, Attention: Patrick Chow.

         You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Encino, California, has rendered to Tarrant Apparel Group a legal opinion as to the validity of the common stock, preferred stock and warrants for equity securities to be offered pursuant to this prospectus.

                                     EXPERTS

         The consolidated financial statements of the Tarrant Apparel Group appearing in Tarrant Apparel Group's Annual Report (Form 10-K) for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


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